EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 21, 2007 included in the Registration Statement on Form SB-2 and related Prospectus of Heavy Metal, Inc. for the registration of shares of its common stock.

CHARTERED ACCOUNTANTS Vancouver, Canada November 15, 2007